SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2015

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

Effective March 6, 2015, Banner Corporation (“Banner”), the parent company of Banner Bank, completed its previously announced acquisition of Siuslaw Financial Group, Inc. (“Siuslaw”), the parent company of Siuslaw Bank, located in Florence, Oregon.  Pursuant to the Agreement and Plan of Merger dated August 7, 2014 (“the Merger Agreement”) by and among Banner and Siuslaw, Siuslaw was merged with and into Banner, with Banner surviving the merger (the “Merger”), and Siuslaw Bank was merged with and into Banner Bank, with Banner Bank surviving the merger.  As a result of the Merger, Siuslaw shareholders are receiving $1.41622 in cash and 0.32231 of a share of Banner common stock in exchange for each share of Siuslaw common stock.  Reference is made to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by Banner with the Securities and Exchange Commission on August 8, 2014, which is incorporated herein by reference.

Item 8.01.  Other Events

On March 9, 2015, Banner issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the completion of its acquisition of Siuslaw.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release of Banner Corporation dated March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: March 9, 2015	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer